EXHIBIT 10.10

Summary of Patrick Haskell Severance

In connection with Patrick Haskell’s resignation, Ecosphere Technologies, Inc. granted Mr. Haskell 116,279 shares of common stock and 50,000 fully vested five-year stock options exercisable at $0.43 per share.